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                                                                   EXHIBIT 10.40

                                 IMMERSION, INC
                              EMPLOYMENT AGREEMENT

        This Employment Agreement (the "Agreement") is entered into by and between Immersion, Inc., a Delaware corporation (the "Company) and Bob O'Malley (the "Employee"), effective as of November 5, 2001 (the "Effective Date).

                                    RECITALS

    1. The Employee is and has been employed by the Company and is currently the Company's Chairman and CEO.

    2. The Company and the Employee are parties to an employment letter agreement dated October 14, 2000, (the "Letter Agreement").

    3. The Company and the Employee wish to amend and restate the Letter Agreement in the form of this Agreement, effective as of the Effective Date.

    4. Certain capitalized terms used in this Agreement are defined in Section 8 below.

                                    AGREEMENT

        In consideration of the mutual covenants herein contained, and in consideration of the continuing employment of the Employee by the Company, the parties agree as follows:

    1. POSITION AND RESPONSIBILITIES The Company shall employ the Employee in the position of Chairman and CEO, reporting solely to the Company's Board of Directors and assuming and discharging such responsibilities as are commensurate with such position. The Employee shall comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during his employment. During the Employee's employment with the Company, the Employee shall devote his full time, skill and attention to his duties and responsibilities, and shall perform them faithfully, diligently and competently, and the Employee shall use his best efforts to further the Company's business.

    2. TERM OF EMPLOYMENT This Agreement shall become effective as of the Effective Date, and shall supersede and replace the Letter Agreement, which shall be void and of no further effect. This Agreement and the Employee's employment with the Company shall continue until terminated by reason of the Employee's death or by either party at any time, with or without notice, for any or no reason. The parties agree and acknowledge that this Agreement is an "at will" agreement and that no implied covenant or standard of practice will cause this Agreement to have any minimum period of employment.

    3. BASE COMPENSATION For all services to be rendered by the Employee to the Company while this Agreement is in effect, the Employee shall receive a minimum annual base salary of $250,000, payable in accordance with the Company's standard payroll practices. Currently the Employee's salary is reduced as a result of a company-wide salary reduction


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program. The Employee's base salary shall be reviewed at least annually by the
Company's Board of Directors. The annual base salary specified in this Section 3, as such base salary may be increased during the term of this Agreement, is referred to herein as "Base Compensation."

    4. ANNUAL INCENTIVE For each fiscal year during the term of this Agreement, the Employee shall be eligible to receive additional cash compensation ("Annual Incentive") under the Company's annual variable compensation plan based upon specific financial and/or other targets approved by the Company's Board of Directors (the "Board"). Unless the Company determines otherwise, the Employee's Annual Incentive shall be an amount equal to a predetermined percentage of his Base Compensation. Any Annual Incentive compensation that becomes payable to the Employee shall be paid in accordance with the Company's standard practices and policies.

    5. OTHER BENEFITS The Employee shall be entitled to participate in the employee benefit plans and programs that the Company makes available to its senior executives, subject to the rules and the regulations applicable thereto. The Company reserves the right to cancel or change the benefit plans and programs it offers to its senior executives at any time. The Employee will be eligible for vacation and sick leave in accordance with the policies in effect for senior executives during the term of this Agreement. The Company shall reimburse the Employee for all reasonable expenses actually incurred or paid by the Employee in the performance of his services on behalf of the Company, subject to and in accordance with the Company's expense reimbursement policy as from time to time in effect.

    6. TERMINATION OF EMPLOYMENT

           (a) TERMINATION WITHOUT CAUSE OR FOR CONSTRUCTIVE REASON If the Company terminates the Employee's employment other than for "Cause," or if the Employee terminates his employment for a "Constructive Reason" (as those terms are defined in Section 8), then, in addition to any other amounts to which the Employee is entitled: (i) the Company shall continue to pay the Employee his Base Compensation for a period of twelve (12) months after the termination date;
(ii) the Company shall continue to provide the Employee with the same health, dental and vision benefits as provided to the Employee immediately prior to such termination or the after-tax cash equivalent, (provided that such amount is sufficient for the Employee to purchase his own policy), for so long as the Employee is entitled to continuation of Base Compensation as provided herein, provided that such coverage shall become secondary if the Employee receives coverage from a subsequent employer, (iii) the Company shall pay to the Employee all amounts of unpaid Base Compensation and prorate any earned but unpaid Annual Incentive, reimburse all reasonable business-related expenses and pay all other benefits required by law or by the terms of the applicable plan or benefit program, and (iv) except as otherwise provided under Section 7(a) below with respect to a termination in connection with a Change of Control, the Employee shall immediately vest an additional seventy-five percent (75%) of his then unvested Company stock and Company stock options. All options and grants, to the extent unexercised and exercisable by the Employee on the date on which the Employee's Service is terminated, may be exercised by the Employee within six
(6) months (or such other longer period of time as determined by the Board, in its sole discretion) after the date on which the Employee's Service terminated, but in any event no later than the Option Expiration Date.

           (b) TERMINATION AS A RESULT OF DEATH; DISABILITY In the event of the Employee's death or by reason of the Employee's "Disability," (as such terms are defined in Section 8),


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during the term of this Agreement, then (i) the Company shall pay the Employee or to the representative of the Employee's estate all amounts of unpaid Base Compensation and any earned but unpaid Annual Incentive, reimburse all reasonable business-related expenses and pay all other benefits required by law or by the terms of the applicable plan or benefit program, (ii) 24 months of the Employee's then unvested Company stock and Company stock options shall vest, and
(iii) in the event of disability, the Company shall continue to pay the Employee his Base Compensation for a period of six (6) months after the termination date, less any disability payments made by the Company or its insurance carriers. All options, to the extent unexercised and exercisable on the date on which the Employee's Service is terminated, may be exercised by the Employee's guardian or legal representative at any time prior to the expiration of 12 months after the date on which the Employee's Service terminated, but in any event no later than the Option Expiration Date.

           (c) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE In the event the Employee's employment with the Company terminates either (i) voluntarily by the Employee without a "Constructive Reason," (ii) involuntarily by the Company for "Cause," then the Company shall have no further obligations hereunder except to pay to the Employee all amounts of unpaid Base Compensation and any earned but unpaid Annual Incentive, reimburse all reasonable business-related expenses and pay all other benefits required by law or by the terms of the applicable plan or benefit program.

    7. CHANGE OF CONTROL

           (a) ACCELERATED VESTING Upon a "Change of Control" (as defined in
Section 8), the Employee shall immediately vest in full (100%) of his then unvested Company stock and Company stock options (i.e., the Company's repurchase right shall lapse (in the case of unvested stock) and the options shall immediately become exercisable as to one-half of each remaining vesting installment). Notwithstanding the forgoing, in the event (i) the Company terminates the Employee's employment other than for Cause, or (ii) the Employee terminates his employment for a Constructive Reason, in either case during the period beginning three (3) months prior to a Change of Control, then upon such termination the Employee shall vest in full as to his then unvested Company stock and Company stock options.

    8. DEFINITIONS For purposes of this Agreement, the following terms shall have the following meanings:

           (a) CAUSE "Cause" means: (i) the Employee's willful and repeated failure to comply with the lawful written direction of the Board; (ii) the Employee's gross negligence or willful misconduct in the performance his duties; or (iii) the conviction of or entry of a plea of nolo contendre or guilty to a felony or a crime causing demonstrable material harm to the Company.

           (b) CHANGE OF CONTROL  "Change of Control" means:

        (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty


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percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) A change in the composition of the Board occurring within a three-year period, as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either
(A) are directors of the Company as of February 1, 2002, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors of the Company); or

               (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or parent thereof)) at least sixty percent (60%) of the total voting power represented by the voting securities of the Company or such surviving entity (or parent) outstanding immediately after such merger or consolidation; provided, however, that any person who acquired securities of the Company prior to the occurrence of a merger or consolidation in contemplation of such transaction, and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the securities of the Company or the surviving entity (or parent) immediately following such transaction, shall not be included in the group of shareholders of the Company immediately prior to such transaction; or

               (iv) The consummation of the sale, lease or other disposition by the Company of all or substantially all of the Company's assets.

           (c) CONSTRUCTIVE REASON "Constructive Reason" means the occurrence of any one or more of the following without the Employee's prior written consent:
(i) A material adverse change in the Employee's position that causes it to be of less stature or of less responsibility; provided, however, that if after a Change of Control the Employee is still the most senior executive of the Company and the Company continues to operate as an independent subsidiary or independent controlled affiliate, then no Constructive Reason shall have occurred; (ii) A change in the position to whom the Employee reports; provided, however, that if after a Change of Control the Employee reports to the Company's Chief Executive Officer and the Company continues to operate as an independent subsidiary or independent controlled affiliate, then no Constructive Reason shall have occurred; (iii) A reduction of more than fifteen percent (15%) of the Employee's Base Compensation (the employee agrees that this condition does not apply to the current company-wide salary reduction program and that the Employee may voluntarily elect to participate in future salary reduction programs); or (iv) Relocating the Employee to a facility or location more than thirty (30) miles from his then current location.

               This provision applies only if the Employee elects to terminate his employment within thirty (30) days after the occurrence of a Constructive Reason.

           (d) DISABILITY "Disability" means that the Employee has been unable to substantially perform his duties under this Agreement as a result of his incapacity due to physical or mental illness, and such inability, at least 90 days after its commencement, is determined to be


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total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such agreement as to acceptability not to be unreasonably withheld).

     9. SUCCESSORS

           (a) COMPANY'S SUCCESSORS Any successor, whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and shall perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. Other than for purposes of Section 8(c) (the definition of "Constructive Reason"), the term "Company" shall include any such successor to the Company's business and/or assets.

           (b) EMPLOYEE'S SUCCESSORS The terms of this Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, devisees and legatees.

    10. NOTICE

           (a) MANNER Any notice hereby required or permitted to be given shall be sufficiently given if in writing and upon mailing by registered or certified mail, postage prepaid, to either party at the address of such party or such other address as shall have been designated by written notice by such party to the other party.

           (b) EFFECTIVENESS Any notice or other communication required or permitted to be given under this Agreement will be deemed given on the day when delivered in person, or the third business day after the day on which such notice was mailed in accordance with Section 10(a).

    11. GOVERNING LAW This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the state of California.

    12. SEVERABILITY The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.

    13. INTEGRATION Except as otherwise expressly provided herein, this Agreement, together with the Confidential Information, Invention Assignment and Arbitration Agreement between the Employee and the Company (the "Confidential Information Agreement"), represent the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements, whether written or oral. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

    14. EMPLOYMENT TAXES The payments made pursuant to this Agreement will be subject to applicable income and employment taxes.


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    15. COUNTERPARTS This Agreement may be executed by either of the parties hereto in one or more counterparts, none of which need contain the signature of more than one party hereto, and each of which shall be deemed to be an original, and all of which together shall constitute a single agreement.

    16. ARBITRATION Any dispute or controversy arising out of, or relating to, this Agreement or the Employee's employment or termination thereof shall be settled by binding arbitration in accordance with the provisions of Section 9 of the Confidential Information Agreement, which are incorporated by reference herein.

        IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by a duly authorized officer, as of the Effective Date.

IMMERSION, INC.

By:___________________________________

Title:________________________________

EMPLOYEE


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Bob O'Malley